Exhibit 99.1

Rex Energy Announces Results of First Ohio Utica Shale Well,

Provides Operational Update and Upcoming Conference Schedule

STATE COLLEGE, Pa., September 26, 2012 (GLOBE NEWSWIRE) – Rex Energy Corporation (Nasdaq:REXX) today announced initial production results from its first Ohio Utica Shale well and provided an update on its operations.

The Brace #1H, located in Carroll County, Ohio, was brought online to sales from its 60-day resting period at a 24-hour sales rate, assuming full ethane recovery, of 1,094 Boe/d (43% NGLs, 31% gas, 26% condensate). The well went on to average a 5-day sales rate, assuming full ethane recovery, of 1,008 Boe/d (43% NGLs, 30% gas, 27% condensate). The well produced with an average casing pressure of 1,502 psi during the initial 24-hour sales period and 1,533 psi during the average 5-day sales period on a 24/64 inch choke. The well was drilled to a total measured depth of 12,332 feet with a lateral length of approximately 4,170 feet and was completed in 17 stages. Based on composition analysis, the oil from the Brace #1H is 60.1 degree API gravity and the gas is approximately 1,250 BTU.

Brace #1H Results (Boe/d)

	Natural Gas	Condensate	NGLs	Total (Full Ethane Recovery)	Percentage of Liquids (Full Ethane Recovery)	Total (Ethane Rejection Mode)
24-hour sales rate	336	291	467	1,094	69%	911
5-day sales rate	306	273	429	1,008	70%	839

“We are pleased with the results of our first Ohio Utica Shale well, the Brace #1H,” commented Tom Stabley, Rex Energy’s Chief Executive Officer. “We believe that the initial sales from the well on a per lateral foot basis are among the best results in Carroll County to date.”

Rex Energy has approximately 15,400 net acres in Carroll County, Ohio, which is referred to by the company as its Warrior Prospect. The company’s preliminary 2013 plans are to drill an additional nine wells and complete six wells in its Warrior Prospect.

In the Warrior South Prospect, located in Noble, Guernsey and Belmont Counties, Ohio, where Rex Energy holds 3,100 net acres, the company has drilled and cased its first well, the Guernsey #1H. The company is currently drilling the second of its three planned wells, the Noble #1H, and expects to drill all three planned wells by the end of 2012. The company’s preliminary 2013 plans are to drill an additional three wells and complete three wells in its Warrior South Prospect.

As part of its focus on growing liquids production, the company is continuing its previously announced conventional drilling and re-completion program in Gibson and Posey Counties, Indiana. The company now expects that results from this program will exceed the high end of the previously announced incremental oil production of 250 – 400 gross BOPD by the end of 2012.

As previously reported, Rex Energy experienced extended commissioning and de-propanizer maintenance issues at the MarkWest operated Bluestone/Sarsen cryogenic gas processing complex in Butler County, Pennsylvania. The work required to correct these issues caused approximately 2.4 MMcfe/d, of downtime and processing constraints during the months of July, August and the first 23 days in September. The bulk of the maintenance work is complete and the company has been informed by its midstream provider that it expects the facility to resume normal operations by the end of September. In addition, the company is deferring some of its previously forecasted 2012 production in order to test the effects of increased shut-in periods and restricted flow rates in its Butler Operated Area. As a result of these factors, third quarter average daily production is now expected to range from 70-72 MMcfe/d, which is slightly lower than the previous guidance of 73-76 MMcfe/d. Guidance for the full year has been similarly adjusted; average daily production for 2012 is now expected to range from 66-69 MMcfe/d.

Upcoming Conference Schedule

Management will present at the Johnson Rice & Company 4th Annual Energy Conference in New Orleans on October 2, 2012. Webcast information for this event, if available, will be posted in the Investor Relations section of the Rex Energy website, www.rexenergy.com, under Events & Presentations. Webcasts will remain available for 30 days after the event.

About Rex Energy Corporation

Rex Energy is headquartered in State College, Pennsylvania and is an independent oil and gas exploration and production company operating in the Appalachian and Illinois Basins within the United States. The company’s strategy is to pursue its higher potential exploration drilling prospects while acquiring oil and natural gas properties complementary to its portfolio.

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Cautionary Note Regarding Forward-Looking Statements

Except for historical information, statements made in this release, including those relating to the results of the Brace #1H, estimates of ethane yields, planned drilling and completion activities for 2012, expected results of the conventional program in the Illinois Basin, timing for the resumption of normal processing operations in the third-party operated facilities in Butler County, and the company’s production guidance and projections for third quarter and full year 2012, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements express a belief, expectation or intention and are generally accompanied by words that convey projected future events or outcomes. They may contain words such as “expected”, “expects”, “scheduled”, “planned”, “plans”, “anticipated” or similar words. These statements are based on currently available information and reflect assumptions and estimates that Rex Energy’s management believes are reasonable; however, management’s assumptions and the company’s future performance are subject to a wide range of business risks and uncertainties. We cannot assure that these goals and projections can or will be met and investors are strongly cautioned not to rely on forward-looking statements. A number of factors could cause actual results to differ materially from those in the forward-looking statements, including (without limitation) the following:

•	adverse economic conditions in the United States and globally;

•	difficult conditions in the domestic and global capital and credit markets;

•	domestic and global demand for oil and natural gas;

•	volatility of the commodities markets;

•	declines in the prices the company receives for oil, natural gas, or natural gas liquids;

•	the effects of government regulation, permitting and other legal requirements;

•	the geologic quality of the company’s properties with regard to, among other things, the existence of hydrocarbons in economic quantities;

•	uncertainties about the estimates of the company’s oil and natural gas reserves;

•	the company’s ability to increase production and oil and natural gas income through exploration and development;

•	the company’s ability to successfully apply horizontal drilling techniques and tertiary recovery methods;

•	the number of well locations to be drilled, the cost to drill and the time frame within which they will be drilled;

•	the effects of adverse weather on operations;

•	drilling and operating risks;

•	the ability of contractors to timely and adequately perform their drilling, construction, well stimulation, completion and production services;

•	the availability of equipment, such as drilling rigs and transportation pipelines;

•	changes in the company’s drilling plans and related budgets;

•	the adequacy of capital resources and liquidity including (without limitation) access to additional borrowing capacity; and

•	uncertainties associated with our legal proceedings and their outcomes.

Rex Energy undertakes no obligation to publicly update or revise any forward-looking statements. The company’s Form 10-K and Form 10-Q filings with the Securities and Exchange Commission contain additional information on risks factors and uncertainties; investors are encouraged to review those filings.

Rex Energy’s internal estimates of reserves may be subject to revision and may be different from estimates by the company’s external reservoir engineers at year end. Although we believe the expectations and forecasts reflected in these and other forward-looking statements are reasonable, we can give no assurance they will prove to have been correct. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties.

All of the forward-looking statements made in this press release are qualified by these cautionary statements.

For more information, please visit our website or contact:

www.rexenergy.com

Tom Stabley

Chief Executive Officer

(814) 278-7215

tstabley@rexenergycorp.com

Mark Aydin

Manager, Investor Relations

(814) 278-7249

maydin@rexenergycorp.com